SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 6, 2008
GRAYMARK HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Oklahoma	000-50638	20-0180812
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

101 N. Robinson, Suite 920
Oklahoma City, Oklahoma 73102	73102
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (405) 601-5300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14a-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.
Asset Purchase Agreement — Acquisition of Nocturna Sleep Center, LLC
Subject to a number of conditions precedent, SDC Holdings LLC, one of our subsidiaries at Graymark Healthcare, Inc., entered in to the Purchase Agreement dated June 1, 2008, with Christina Molfetta, individually and as Trustee of the Hannah Friends Trust (collectively, the “Seller”) providing for the purchase of the Seller’s equity ownership interest in Nocturna Sleep Center, LLC (“Nocturna”). Nocturna operates two sleep disorder centers in Las Vegas, Nevada. Prior to execution of the Purchase Agreement, the Seller, Ms. Molfetta and Nocturna did not have a material relationship with us or any of our subsidiaries.
On June 6, 2008, SDC Holdings completed the purchase of the equity ownership interest for a total purchase price of $2,196,600 of which $1,446,600 was paid at closing, $250,000 was deposited with an escrow agent until written approval of the transfer of the equity ownership Interest is received by SDC Holdings from Sierra Health and Life Insurance Company, Inc. and its affiliates. The $500,000 balance of the purchase price will become payable on June 1, 2009 and is secured by a $500,000 letter of credit issued by Valliance Bank in Oklahoma City, Oklahoma.
During the three years ending June 1, 2011, Ms. Molfetta (and her immediate family) and the Trust agreed not to carry on or engage or participate in any business substantially the same as that conducted by Nocturna (i.e., sleep order diagnoses and treatment) in Nevada. This prohibition includes in the capacity as a lender for the purpose of establishing or operating any competitive business, providing advice to any other person engaged in a competitive business, lending or consenting to the use of her or its name or reputation to be used in any a competitive business, or allowing her or its skill, knowledge or experience to be used in any a competitive business. The three year period will be extended for the duration of any period during which either Ms. Molfetta or the Trust is in violation of these prohibitions.
Furthermore, during the two years ending June 1, 2010, Ms. Molfetta and the Trust agreed not directly or indirectly to call upon or solicit any employee of Nocturna or SDC Holdings for the purpose or with the intent of enticing that employee from or out of the employ of Nocturna or SDC Holdings.
SDC Holdings agreed to hold Ms. Molfetta and the Trust (and their respective agents and affiliates) harmless and Ms. Molfetta and the Trust agreed to hold SDC Holdings (and its members, managers, employees and other agents and affiliates) harmless from all damages, losses, liabilities, payments, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses (including, without limitation, reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors) of any kind or nature asserted against it or her or incurred by it or her as a result of, in connection with or arising out of any inaccuracy in or breach of any representation or warranty made in the Purchase Agreement or any breach or nonperformance (partial or total) of any covenant or agreement contained in the Purchase Agreement.
Asset Purchase Agreements — Plano Sleep Center, LTD, Southlake Sleep Center, LTD. and Sleep Center of Waco, Ltd.
Pursuant to the Asset Purchase Agreement dated May 30, 2008 and on the effective date of June 1, 2008, our subsidiary, Capital Sleep Management, LLC, acquired substantially all of the assets of Plano Sleep Center, Ltd., (“PSC”), and Southlake Sleep Center, Ltd. (“SSC”). Furthermore, pursuant to the Asset Purchase Agreement dated May 30, 2008 and on the effective date of June 1, 2008, our subsidiary, Texas Center for TCSD of Waco, LLC, acquired substantially all of the assets of Sleep Center of Waco, Ltd. (“SCW”). Both Asset Purchase Agreements in substance were substantially similar. The assets acquired are identified in the respective Asset Purchase Agreements and in general included the (a) the tangible personal property, (b) accounts receivable, (c) intellectual property, goodwill, licenses and sublicenses granted and obtained with respect to their businesses, and the related rights, remedies against infringements, and rights to protection of interests in the assets acquired under the laws of all jurisdictions, (d) to the extent assignable, franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies, (e) the identified agreements and all rights thereunder, (f) phone numbers and e-mail addresses; (g) web sites and the contents, and (h) books, records, ledgers, files, documents, correspondence, lists, plats, engineering plans, drawings, and specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials relating in any way to the respective businesses of PSC, SSC or SCW, as may be applicable.
The acquired assets did not include (i) the charter, qualifications to conduct business as a foreign limited partnership, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, transfer books, and other documents relating to the organization, maintenance, and existence of each Seller as a limited partnership, (ii) any of the rights of PSC, SSC or SCW, or (iii) any of the assets specifically identified in the respective Asset Purchase Agreements.
SDC Holdings agreed to deliver to PSC, SSC and SCW that number of our common stock shares that have an aggregate “Agreed Value” of $900,000. For this purpose the “Agreed Value” per share of our common stock is the average closing price of the stock as reported by the OTC Bulletin Board for the 10 consecutive trading days ending on May 28, 2008. In addition, we are required to issue and deliver to PSC, SSC and SCW stock options providing for the purchase in the aggregate of 35,000 common stock shares for $5.00 per share on or before June 1, 2010.
Furthermore, our subsidiaries assumed certain liabilities as set forth in the respective Asset Purchase Agreement.
SDC Holdings’ subsidiaries agreed to hold to PSC, SSC and SCW (Holdings (and its members, managers, employees and other agents and affiliates) harmless and PSC, SSC and SCW agreed to hold SDC Holdings’ subsidiaries (and its members, managers, employees and other agents and affiliates) harmless from all damages, losses, liabilities, payments, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses (including, without limitation, reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors) of any kind or nature asserted against it or her or incurred by it or her as a result of, in connection with or arising out of any inaccuracy in or breach of any representation or warranty made in the respective Asset Purchase Agreements or any breach or nonperformance (partial or total) of any covenant or agreement contained in the respective Asset Purchase Agreements.
Item 2.01 Completion of Acquisition or Disposition of Assets.
Effective June 1, 2008, our subsidiaries, SDC Holdings LLC and its subsidiaries acquired Nocturna and the assets of PSC, SSC and SCW pursuant to the Purchase Agreement and respective Asset Purchase Agreements described under Item 1.01 Entry into a Material Definitive Agreement, above.
Item 7.01 Regulation FD Disclosure.
On June 12, 2008, we, at Graymark Healthcare, Inc. issued a press release announcing completion of the acquisition of Nocturna and the assets of PSC, SSC and SCW.
Item 9.01 Financial Statements and Exhibits.
     (a) Financial Statements of Business Acquired.
We have determined that the audited financial statements for Nocturna and the assets acquired pursuant to the transactions described in Item 1.01 Entry into a Material Definitive Agreement, above, are not required to be provided as part of this report.

     (b) Pro Forma Financial Information.
We have determined that the pro forma financial information for Nocturna and the assets acquired pursuant to the transactions described in Item 1.01 Entry into a Material Definitive Agreement, above, are not required to be provided as part of this report.
     (d) Exhibits.

10.1	Purchase Agreement with an effective date of June 1, 2008 among SDC Holdings, LLC, Christina Molfetta and the Hannah Friends Trust.

10.2	Asset Purchase Agreement dated May 30, 2008, among Capital Sleep Management, LLC, Plano Sleep Center, Ltd., and Southlake Sleep Center, Ltd.

10.3	Asset Purchase Agreement dated May 30, 2008, between Texas Center for TCSD of Waco, LLC and Sleep Center of Waco, Ltd.

99.1	Press Release dated June 12, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAYMARK HEALTHCARE, INC. (Registrant)
By:	/S/ STANTON NELSON
Stanton Nelson, Chief Executive Officer

Date: June 13, 2008